As filed with the Securities and Exchange Commission on July 13, 2023

Registration No. 333-____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Milestone Scientific Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3545623
State or Other Jurisdiction of Incorporation or Organization	(I.R.S. Employer Identification Number)

425 Eagle Rock Avenue, Suite 403

Roseland, New Jersey 07068

(Address of Principal Executive Offices)

Amended and Restated 2020 Equity Incentive Plan

(Full Title of the Plan)

Arjan Haverhals

Chief Executive Officer

425 Eagle Rock Avenue, Suite 403

Roseland, New Jersey 07068

(973) 535-2717

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

with a copy to:

Lawrence Bell, Esq.

Golenbock Eiseman Assor Bell & Peskoe LLP

711 Third Avenue

New York, New York 10017

Telephone: (212) 907-7370

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐      Accelerated filer  ☐      Non-accelerated filer  ☐      Smaller reporting company  ☑

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

In accordance with the provisions of Rule 462 promulgated under the Securities Act, this registration statement will become effective upon filing with the Securities and Exchange Commission.

PART I

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement relates to securities of the same class as those to which prior effective Registration Statement on Form S-8 (File No. 333-257895) (the “Existing S-8”), and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Existing S-8, except as otherwise set forth in this Registration Statement, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATMENT

Item 8. Exhibits

Exhibit No.	Description of Index
5.1	Opinion of Golenbock Eiseman Assor Bell & Peskoe LLP
23.1	Consent of Marcum LLP
23.2	Consent of Friedman LLP
23.3	Consent of Golenbock Eiseman Assor Bell & Peskoe LLP (included in Exhibit 5.1)
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Roseland, State of New Jersey, on July 13, 2023.

MILESTONE SCIENTIFIC INC.

By:	/s/ Arjan Haverhals
Arjan Haverhals
Chief Executive Officer

POWER OR ATTORNEY

We, the undersigned officers and directors of Milestone Scientific Inc., hereby severally constitute and appoint Arjan Haverhals and Neal Goldman and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Arjan Haverhals Arjan Haverhals	Chief Executive Officer (Principal Executive Officer) and Director	July 13, 2023

/s/ Peter Milligan Peter Milligan	Chief Financial Officer (Principal Accounting & Financial Officer)	July 13, 2023

/s/ Neal Goldman Neal Goldman	Chairman of the Board	July 13, 2023

/s/ Leonard Osser Leonard Osser	Vice Chairman of the Board	July 13, 2023

/s/ Gian Domenico Trombetta Gian Domenico Trombetta	Director	July 13, 2023

/s/ Michael McGeehan Michael McGeehan	Director	July 13, 2023

/s/ Benedetta Casamento Benedetta Casamento	Director	July 13, 2023